FIRST AMENDMENT TO AGREEMENT OF SALE

     THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this "Amendment"), is entered into as of the 8th day of November, 1996, by and between Transwestern Investment Company, L.L.C., ("Purchaser"), and Pacific Center Investors, a joint venture ("Seller").

                                  WITNESSETH:

     A. Purchaser and Seller have heretofore entered into a certain Agreement of Sale dated October 10, 1996 ("Agreement") for the purchase and sale of the property commonly known as Pacific Center I and Pacific Center II, located in Dallas, Texas.

     B. Purchaser and Seller now desire to amend the Agreement to change the Closing Date and extend the Inspection Period (as those terms are defined in the Agreement).

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The Closing Date, as defined in Paragraph 8 of the Agreement, is hereby changed to December 16, 1996.

     2. The expiration of the Insepction Period (as defined in Paragraph 7.1 of the Agreement) is hereby extended to 2:00 p.m. Chicago time on November 15, 1996.

     3. Except as specifically modified herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                         PURCHASER:

                         TRANSWESTERN INVESTMENT COMPANY, L.L.C.

                         By:  /s/ Stephen R. Quazzo
                              --------------------------------------
                         Name:    Stephen R. Quazzo
                              --------------------------------------
                         Its:     Managing Director
                              --------------------------------------

                         SELLER:

                         PACIFIC CENTER INVESTORS, a joint venture

                         By: Labroc I Limited Partnership, an Illinois limited partnership

                              By:  Balcor Equity Partners-I, an Illinois
                                   general partnership, its general partner

                                   By:  The Balcor Company, a Delaware
                                        corporation, a partner

                                   By:  /s/ James E. Mendelson
                                        -------------------------------
                                   Name:    James E. Mendelson
                                        -------------------------------
                                   Its:     Authorized Representative
                                        -------------------------------

                         By: Labroc II Limited Partnership, an Illinois limited partnership

                              By:  Balcor Equity Partners-II, an Illinois
                                   general partnership, its general partner

                                   By:  The Balcor Company, a Delaware
                                        corporation, a partner

                                        By:  /s/ James E. Mendelson
                                             --------------------------------
                                        Name:    James E. Mendelson
                                             --------------------------------
                                        Its:     Authorized Representative
                                             --------------------------------
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